UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

ALTRA INDUSTRIAL MOTION CORP.

(exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001)	AIMC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2022, Altra Industrial Motion Corp., a Delaware corporation (“Altra”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Cummins Inc., an Indiana corporation (“Cummins”), pursuant to which, subject to the terms and conditions set forth therein, Altra has agreed to sell to Cummins all of the issued and outstanding equity interests of the entities which collectively constitute its Jacobs Vehicle Systems (“JVS”) business segment (the “Transaction”) for $325 million, in cash, subject to customary adjustments for cash and indebtedness and for changes in working capital from an agreed upon working capital target (the “Purchase “Price”). The JVS business is a leading global manufacturer of engine braking and valve actuation technologies for heavy-duty commercial vehicles.

The Purchase Agreement contains customary representations and warranties of Altra, including those relating to the business and operations of the JVS business, in each case subject to various materiality qualifiers. The Purchase Agreement also contains customary representations and warranties of Cummins, subject to customary materiality qualifiers. The Purchase Agreement provides for customary covenants, including covenants relating to (i) Altra using commercially reasonable efforts to operate the JVS business in the ordinary course and to refrain from taking certain actions without Cummins’s consent during the period from the execution of the Purchase Agreement to the closing of the Transaction and (ii) the parties using reasonable best efforts to obtain certain regulatory approvals necessary to consummate the Transaction. Cummins has arranged to purchase a representations and warranties insurance policy in connection with the Transaction. Altra has also agreed to indemnify Cummins for any (a) inaccuracies of customary fundamental representations and warranties, (b) inaccuracies of other representations and warranties and (c) breaches of certain pre-closing covenants, as well as for certain losses related to pre-closing taxes and the Connecticut Transfer Act review process, in each case subject to certain deductibles, caps, limitations and procedures.

Consummation of the Transaction is subject to various closing conditions, including: (i) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of certain other required regulatory consents or approvals and (iii) the absence of laws or judgments preventing the consummation of the Transaction. The obligation of each party to consummate the Transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifications) and the other party having performed in all material respects its obligations under the Purchase Agreement and, with respect to the obligations of Cummins, (a) since the date of the Purchase Agreement, no material adverse effect with respect to the JVS business having occurred and (b) the preparation by Altra of certain required environmental filings in respect of the Connecticut Transfer Act.

In the event that certain regulatory authorities fail to approve the Transaction, or take certain actions to temporarily or permanently enjoin the Transaction, and the Transaction is subsequently not consummated by the parties, (A) Altra will be entitled to a termination fee of $20,000,000 and (B) the JVS business will be entitled to the right of first negotiation and the right of last refusal for certain specified manufacturing arrangements with Cummins.

The Purchase Agreement contains certain termination rights permitting each party to terminate the Purchase Agreement under certain specified circumstances, including if the closing has not occurred on or before February 8, 2023, subject to extension by 90 days in certain specified circumstances.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to Altra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The foregoing summary has been included to provide security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any factual information about Altra or Cummins. The Purchase Agreement contains representations and warranties that Altra, on one hand, and Cummins, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement or contained in confidential disclosure schedules. Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Altra or Cummins. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Altra’s public disclosures.

Item 8.01. Other Events.

On February 9, 2022, Altra issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 9, 2022*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

Forward-Looking Statements

All statements, other than statements of historical fact included in this report are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, statements regarding the expectation that the sale of the JVS business will be consummated.

In addition to the risks and uncertainties noted in this report, there are certain factors that could cause actual events to differ materially from those anticipated by some of the statements made. These include: (1) Altra’s ability to realize the benefits anticipated from the sale of the JVS business, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur, and (2) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: February 10, 2022	By:	/s/ Glenn Deegan
Name: Glenn Deegan
Title: Chief Legal and Human Resources Officer